UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF
ADINO ENERGY CORPORATION

Pursuant to Montana Code Section 35-1-432, the directors of Adino Energy Corporation (the “Company”) hereby take the following corporate action, which shall have the same force and effect as if the same were taken at a duly called meeting of the Board of Directors of the Company.  The directors signing this consent certify that they have waived notice of meeting.

WHEREAS, on March 26, 2009, the Company resolved to compensate members of the Board of Directors for their service with 250,000 shares of restricted common stock per year, with such issuance occurring on December 31, 2009.

WHEREAS, the Board has decided to not issue the above mentioned shares for 2009 ..

THEREFORE, BE IT RESOLVED that the Company will not issue 250,000 shares of restricted common stock to the Board of Directors authorized for 2009.

WHEREFORE, THE FOREGOING CORPORATE ACTS ARE HEREBY RESOLVED BY THE BOARD OF DIRECTORS AS OF THE LATEST DATE WRITTEN BELOW.

/s/ Sonny Wooley
Sonny Wooley
Chairman of the Board of Directors
Date: 12/30/2009

/s/ Timothy G. Byrd, Sr
Timothy G. Byrd, Sr.
Director
Date: 12/30/2009

/s/ Peggy Behrens
Peggy Behrens
Director
Date: 12/30/2009